Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80065, 333-06563, 333-114151, 333-35651, 333-28929 and
333-28927) and the Registration Statements on Form S-3 (Nos. 333-16767 and 333-26293), respectively, of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Secure Computing Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                             /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 24, 1998